Exhibit 99.1

September 21, 2023

Derivative Action against BurgerFi Dismissed

Plaintiffs in Derivative Action Voluntarily Dismiss Case on Heels of Dismissal of Related Securities Class Action Lawsuit.

FORT LAUDERDALE, Fla., Sept. 21, 2023 (GLOBE NEWSWIRE) -- BurgerFi International, Inc. (Nasdaq: BFI, BFIIW) (“BurgerFi” or the “Company”), owner of one of the nation’s leading fast-casual “better burger” dining concepts through the BurgerFi brand, and the high-quality, casual dining pizza and wings concept under the name Anthony’s Coal Fired Pizza & Wings (“Anthony’s”) brand, announces that a derivative action filed August 30, 2023 by two BurgerFi shareholders purportedly on behalf of the Company against certain of its current and former directors and officers has been voluntarily dismissed.

On September 20, 2023, United States District Court Judge Rodney Smith for the Southern District of Florida issued an order dismissing without prejudice the derivative action in the case of Samhita Gera and Denish Bhavsar v. Ophir Sternberg, et al., Case No. 023-cv-61678, and closed the case.

The dismissal of this derivative lawsuit follows the recent dismissal of a related securities class action lawsuit, John Walker v. BurgerFi International, Inc. et al., Case No. 023-cv-60657, which BurgerFi announced on September 7, 2023.

Both cases were dismissed in the preliminary stages without the company agreeing to any monetary or non-monetary settlement to the plaintiffs or their counsel. BurgerFi is not aware of any related lawsuits pending against it or any of its executives.

Management Commentary

"I am pleased to announce the dismissal of the derivative lawsuit so soon after the dismissal of the securities class action. Both cases have now been closed and the company is not subject to any monetary obligation. We will continue to focus on our core mission of delivering value to our stakeholders." - CEO Carl Bachmann.“

About BurgerFi International (Nasdaq: BFI, BFIIW)

BurgerFi International, Inc. is a leading multi-brand restaurant company that develops, markets, and acquires fast-casual and premium-casual dining restaurant concepts around the world, including corporate-owned stores and franchises. BurgerFi International is the owner and franchisor of the two following brands with a combined 174 locations.

Exhibit 99.1

BurgerFi. BurgerFi is among the nation’s fast-casual better burger concepts with 114 BurgerFi restaurants (87 franchised and 27 corporate-owned) as of July 3, 2023. BurgerFi is chef-founded and committed to serving fresh, all-natural and quality food at all locations, online and via first-party and third-party deliveries. BurgerFi uses 100% American Angus Beef with no steroids, antibiotics, growth hormones, chemicals or additives. BurgerFi's menu also includes high-quality Wagyu Beef Blend Burgers, Antibiotic and Cage-Free Chicken offerings, Hand-Cut Sides, and Frozen Custard Shakes. BurgerFi was named "The Very Best Burger" at the 2023 edition of the nationally acclaimed SOBE Wine and Food Festival and “Best Fast Food Burger” in USA Today’s 10Best 2023 Readers’ Choice Awards for its BBQ Rodeo Burger, "Best Fast Casual Restaurant" in USA Today's 10 Best 2023 Readers' Choice Awards for the third consecutive year, QSR Magazine's Breakout Brand of 2020 and Fast Casual's 2021 #1 Brand of the Year. In 2021, Consumer Reports awarded BurgerFi an “A Grade Angus Beef” rating for the third consecutive year. To learn more about BurgerFi or to find a full list of locations, please visit www.burgerfi.com. Download the BurgerFi App on iOS or Android devices for rewards and 'Like' or follow @BurgerFi on Instagram, Facebook and Twitter. BurgerFi® is a Registered Trademark of BurgerFi IP, LLC, a wholly-owned subsidiary of BurgerFi.

Anthony’s. Anthony’s was acquired by BurgerFi on November 3, 2021 and is a premium pizza and wing brand that operates 60 corporate-owned casual restaurant locations, as of July 3, 2023. Known for serving fresh, never frozen and quality ingredients, Anthony’s is centered around a 900-degree coal-fired oven with menu offerings including “well-done” pizza, coal-fired chicken wings, homemade meatballs, and a variety of handcrafted sandwiches and salads. Anthony’s was named “The Best Pizza Chain in America” by USA Today's Great American Bites and “Top 3 Best Major Pizza Chain” by Mashed in 2021. To learn more about Anthony’s, please visit www.acfp.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “will be,” “will continue,” “will likely result,” and similar expressions. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in our Annual Report on Form 10-K for the year ended January 2, 2023, and those discussed in other documents we file with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to BurgerFi or persons acting on BurgerFi’s behalf are expressly qualified in their entirety by the cautionary statements included in this press release. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

Investor Relations:
ICR
Michelle Michalski
IR-BFI@icrinc.com
646-277-1224

Exhibit 99.1

Company Contact:
BurgerFi International Inc.
IR@burgerfi.com

Media Relations Contact:
Ink Link Marketing
Kim Miller
Kmiller@inklinkmarketing.com

Source: BurgerFi International

Released September 21, 2023